EXHIBIT 99.3
PROXY CARD
FERMAVIR PHARMACEUTICALS, INC.
PROXY FOR SPECIAL MEETING TO BE HELD ON _____, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints, Geoffrey W. Henson and Gabriele M. Cerrone, and each of them, as proxies, each with full power of substitution, to represent and to vote all the shares of common stock of FermaVir Pharmaceuticals, Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Special Meeting of Stockholders to be held on ___, 2007 and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.
In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.
IMPORTANT—This Proxy must be signed and dated on the reverse side.
THIS IS YOUR PROXY
YOUR VOTE IS IMPORTANT!
Dear Stockholder:
We cordially invite you to attend the Special Meeting of Stockholders of FermaVir Pharmaceuticals, Inc. to be held at the offices of the Company located at 420 Lexington Avenue, Suite 445, New York, New York, on ___, 2007, beginning at 10:00 a.m. local time.
Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1-2

1.	Proposal to adopt and approve the Agreement and Plan of Merger and Reorganization, dated as of April 9, 2007, by and among Inhibitex, Inc., the Company and Frost Acquisition Corp., as described in the Joint Proxy Statement — Prospectus.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Proposal to approve adjournment of the special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

Dated:                                                 , 2007
Signature
Name (printed)
Title
YOUR VOTE IS IMPORTANT
VOTE TODAY IN ONE OF THREE WAYS:
1.      VOTE BY TELEPHONE: After you call the phone number below, you will be asked to enter the control number at the bottom of the page. You will need to respond to only a few simple prompts. Your vote will be confirmed and cast as directed.
Call toll-free in the U.S. or Canada at
1-866-626-4508 on a touch-tone telephone
OR
2.      VOTE BY INTERNET:
Log-on to www.votestock.com
Enter your control number printed below
Vote your proxy by checking the appropriate boxes
Click on “Accept Vote”
OR
3.      VOTE BY MAIL: If you do not wish to vote by telephone or over the internet, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.
YOUR CONTROL NUMBER IS:

You may vote by telephone or Internet 24 hours a day, 7 days a week.
Your telephone or Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.